Exhibit 99.1

WCI Communities Announces 2016 First Quarter Results

Bonita Springs, Fla, April 27, 2016 — WCI Communities, Inc. (NYSE: WCIC), a lifestyle community developer and luxury homebuilder, today announced results for the first quarter ended March 31, 2016.

First Quarter 2016 Highlights and Selected Comparisons to First Quarter 2015

•	Deliveries of 254, up 84.1%

•	Homebuilding revenues of $109.8 million, up 63.9%

•	Selling, general and administrative (“SG&A”) expenses as a percent of Homebuilding revenues improved by 350 basis points

•	Adjusted EBITDA of $15.2 million, up 52.0%

•	Income from operations before income taxes of $10.6 million, up 53.6%

•	Net income attributable to common shareholders of $6.7 million, up 17.5%

•	Earnings per diluted share of $0.25, up 19.0%

•	Net debt to net capitalization of 23.0%

•	Average selling price per new order of $496,000, up 11.2%

•	Contract value of new orders of $153.8 million, up 9.2%

•	New orders of 310, down 1.9%

•	Backlog units totaling 625, up 9.6%

•	Backlog contract value of $316.0 million, up 11.9%

•	Adjusted gross margin from homes delivered of 27.7%

•	Land portfolio totals 14,400 owned or controlled home sites, up 13.4%

Management Comments

Keith Bass, the Company’s President and Chief Executive Officer, commented, “I am pleased with our first quarter financial results as we experienced significant year-over-year growth in several key metrics, including deliveries, pre-tax income and SG&A leverage, and we continue to position the company for long-term growth.” Mr. Bass added, “While demand trends appeared to generally moderate across Florida this quarter when compared to the prior year, we believe the Florida housing market remains healthy. Additionally, we remain optimistic in our long-term view of the Florida housing market given the state’s positive demographic, economic and real estate fundamentals.”

First Quarter 2016 Results

The Company delivered 254 homes in the first quarter, an increase of 116 units, or 84.1%, from the prior year quarter. The average selling price per home delivered during the quarter ended March 31, 2016 was $432,000, a decrease of 11.1%, compared to $486,000 in the first quarter of 2015. The decrease in average selling price is primarily due to a shift in our delivery mix to a greater percentage from the lower-priced active adult customer segment.

For the quarter ended March 31, 2016, net income attributable to common shareholders was $6.7 million, or $0.25 per diluted share, compared to $5.7 million and $0.21, respectively, in the prior year quarter. Included in the prior year period was a $1.8 million, or $0.07 per diluted share, reduction in income tax expense attributable to the U.S. Department of Treasury’s and the Internal Revenue Service’s final regulations under Section 162(m) of the Internal Revenue Code, which provided certain relief from the annual federal income tax deduction limitations pertaining to executive compensation for newly public companies.

First quarter 2016 selling, general and administrative expenses as a percent of Homebuilding revenues improved by 350 basis points compared to the prior year quarter, as the Company continued to leverage its overhead.

The Company generated total revenues of $138.3 million for the quarter ended March 31, 2016, an increase of $40.6 million, or 41.6%, compared to $97.7 million in the first quarter of 2015. Compared to the prior year quarter, Homebuilding revenues grew 63.9%, while Real Estate Services and Amenities revenues decreased by 4.8% and 13.9%, respectively. During the three months ended March 31, 2016, Amenities revenues were reduced by the deconsolidation one of our joint ventures in accordance with the provisions of Accounting Standards Update 2015-02.

Adjusted gross margin from homes delivered, a non-GAAP financial measure, was 27.7% in the quarter ended March 31, 2016, representing a 230 basis point decrease from the prior year quarter. The decline is primarily attributable to shifting land mix as the percentage of deliveries from communities owned as of September 2009 declined from 71% in the prior year quarter to 45% in the current quarter.

New orders during the first quarter of 2016 decreased 1.9% to 310 and the average selling price per new order was $496,000, representing an 11.2% increase from the first quarter of 2015. The contract value of new orders was $153.8 million for the first quarter of 2016, an increase of 9.2% from the prior year quarter.

As of March 31, 2016, the backlog contract value was $316.0 million, an increase of $33.6 million, or 11.9% from the prior year. The average selling price of backlog units was $506,000, an increase of 2.0% from the prior year.

Conference Call

As previously announced, the Company will host a conference call to discuss the 2016 first quarter results before the market opens on Wednesday, April 27, 2016 at 8:30 a.m. (ET). A slide presentation for the call will be available on the Investors section of the Company’s website at investors.WCICommunities.com. The conference call can be accessed live over the phone by dialing (877) 407-0784, or for international callers, (201) 689-8560. A telephonic replay will be available after the call and can be accessed by dialing (877) 870-5176, or for international callers, (858) 384-5517. The passcode for both the live call and the replay is 13633993. The replay will be available until 11:59 p.m. (ET) on May 11, 2016.

Shareholders, investors and other interested parties may also listen to a webcast of the conference call by logging onto the Investors section of the Company’s website at investors.WCICommunities.com. The on-line replay will be available for a limited time beginning approximately two hours following the call.

Use of Non-GAAP Financial Measures

In addition to the financial measures prepared in accordance with U.S. generally accepted accounting principles (“GAAP”), this press release contains the non-GAAP financial measures of EBITDA, Adjusted EBITDA , Adjusted gross margin from homes delivered and net debt to net capitalization. The reasons for the use of these measures, reconciliations of these measures to the most directly comparable GAAP measures and other information relating to these measures are included below following the unaudited consolidated financial statements.

About WCI Communities, Inc.

WCI Communities is a lifestyle community developer and luxury homebuilder of single- and multi-family homes, including luxury high-rise tower units, in most of coastal Florida’s highest growth and largest markets. With a legacy that spans more than 60 years, WCI Communities has an established expertise in developing amenity-rich, lifestyle-oriented master-planned communities, catering to move-up, active adult and second-home buyers. Headquartered in Bonita Springs, Florida, WCI Communities is a fully integrated homebuilder and developer with complementary real estate brokerage and title services businesses.

To learn more about WCI Communities, please visit the Company’s website at www.WCICommunities.com.

Forward-Looking Statements

Any statements made in this press release that are not statements of historical fact, including statements about the Company’s beliefs and expectations, are forward-looking statements within the meaning of the federal securities laws, and should be evaluated as such. These forward-looking statements include, but are not limited to, statements we make regarding expectations about our business, financial condition, results of operations, cash flows, liquidity, income taxes, prospects, growth strategies, potential acquisitions, and the industry in which we operate, including housing market trends and fluctuations in mortgage interest rates. The Company bases these forward-looking statements or projections on its current expectations, plans and assumptions that it has made in light of its experience in the industry, as well as its perceptions of historical trends, current conditions, expected future developments and other factors it believes are appropriate under the circumstances and at such time. Actual results could differ materially from those expressed or implied by the forward-looking statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: a slowing or reversal of the present ongoing recovery of the housing market, either on a national level or in Florida; changing local and economic conditions and the cyclical nature of the housing business; rising levels of unemployment; substantial increases in mortgage interest rates, the unavailability of mortgage financing or changes in tax laws, which make home ownership more expensive or less attractive; and poor weather conditions or natural disasters. For more information concerning these and other important factors that could cause actual results to differ materially from those contained in the forward-looking statements, please refer to the Company’s “Risk Factors” in Item 1A of Part I of our Annual Report on Form 10-K for the year ended December 31, 2015 that was filed by the Company with the Securities and Exchange Commission on February 22, 2016 and elsewhere therein, and subsequent filings by the Company. As you read and consider this press release, you should understand that the forward-looking statements are not guarantees of performance or results. The forward-looking statements and projections are subject to and involve risks, uncertainties and assumptions and you should not place undue reliance on these forward-looking statements or projections. Although the Company believes that these forward-looking statements and projections are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect the Company’s actual financial results or results of operations and could cause actual results to differ materially from those expressed or implied in the forward-looking statements and projections. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. If the Company does update one or more forward-looking statement, there should be no inference that it will make additional updates with respect to those or its other forward-looking statements.

WCI Communities, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	March 31,	December 31,
	2016	2015
	(unaudited)
Assets
Cash and cash equivalents	$106,824	$135,308
Restricted cash	16,409	13,753
Notes and accounts receivable	6,433	7,374
Real estate inventories	601,653	554,191
Property and equipment, net	22,678	25,649
Other assets	29,764	24,924
Deferred tax assets, net of valuation allowances	90,625	92,917
Goodwill	7,520	7,520

Total assets	$881,906	$861,636

Liabilities and Equity
Accounts payable	$44,796	$30,365
Accrued expenses and other liabilities	67,970	73,237
Customer deposits	42,847	37,794
Senior notes, net	246,602	246,473

Total liabilities	402,215	387,869

WCI Communities, Inc. shareholders’ equity:
Preferred stock, $0.01 par value; 15,000,000 shares authorized, none issued	—	—
Common stock, $0.01 par value; 150,000,000 shares authorized, 25,903,725 shares issued and 25,848,315 shares outstanding at both March 31, 2016 and December 31, 2015	259	259
Additional paid-in capital	307,763	306,565
Retained earnings	172,450	165,981
Treasury stock, at cost, 55,410 shares at both March 31, 2016 and December 31, 2015	(781)	(781)

Total WCI Communities, Inc. shareholders’ equity	479,691	472,024
Noncontrolling interests in consolidated joint ventures	—	1,743

Total equity	479,691	473,767

Total liabilities and equity	$881,906	$861,636

WCI Communities, Inc.

Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2016	2015
Revenues
Homebuilding	$109,828	$67,047
Real estate services	21,727	22,766
Amenities	6,752	7,889

Total revenues	138,307	97,702

Cost of Sales
Homebuilding	82,227	48,548
Real estate services	21,203	21,884
Amenities	6,739	7,142

Total cost of sales	110,169	77,574

Gross margin	28,138	20,128

Selling, general and administrative expenses	17,570	13,091
Interest expense	402	260
Other income, net	(453)	(96)

	17,519	13,255

Income from operations before income taxes	10,619	6,873
Income tax expense	3,957	916

Net income	6,662	5,957
Net income attributable to noncontrolling interests	—	(305)

Net income attributable to common shareholders of WCI Communities, Inc.	$6,662	$5,652

Earnings per share attributable to common shareholders of WCI Communities, Inc.:
Basic	$0.25	$0.22

Diluted	$0.25	$0.21

Weighted average number of shares of common stock outstanding:
Basic	26,364	26,181

Diluted	26,590	26,383

WCI Communities, Inc.

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2016	2015
Operating activities
Net income	$6,662	$5,957
Adjustments to reconcile net income to net cash used in operating activities:
Amortization of debt issuance costs	243	227
Write-offs of debt issuance costs	202	—
Amortization of debt premium	(39)	(36)
Depreciation	617	709
Provision for (recovery of) bad debts	47	(25)
Loss on disposition of property and equipment	31	—
Deferred income tax expense	2,117	1,043
Increase in deferred tax asset valuation allowances	136	—
Stock-based compensation expense	1,198	967
Equity earnings in unconsolidated joint ventures	(253)	—
Changes in assets and liabilities:
Restricted cash	(2,656)	(1,485)
Notes and accounts receivable	883	32
Real estate inventories	(39,316)	(50,520)
Other assets	(1,896)	(2,587)
Accounts payable and other liabilities	835	5,987
Customer deposits	5,055	9,780

Net cash used in operating activities	(26,134)	(29,951)

Investing activities
Additions to property and equipment	(869)	(193)
Deconsolidation of a joint venture	(612)	—

Net cash used in investing activities	(1,481)	(193)

Financing activities
Payments of debt issuance costs	(869)	—
Distribution to noncontrolling interests	—	(56)

Net cash used in financing activities	(869)	(56)

Net decrease in cash and cash equivalents	(28,484)	(30,200)
Cash and cash equivalents at the beginning of the period	135,308	174,756

Cash and cash equivalents at the end of the period	$106,824	$144,556

Reconciliation of Non-GAAP Financial Measures

In addition to the results reported in accordance with U.S. generally accepted accounting principles (“GAAP”), we have provided information in this Quarterly Report on Form 10-Q pertaining to adjusted gross margin from homes delivered, EBITDA and Adjusted EBITDA (both such terms are defined below), and net debt to net capitalization. Our GAAP-based measures can be found in our unaudited consolidated financial statements in Item 1 of Part I of the Quarterly Report on Form 10-Q for the quarter ended March 31, 2016 that we plan to file with the Securities and Exchange Commission on or before May 2, 2016. The presentation of historical non-GAAP measures herein does not reflect or endorse any forecast of future financial performance.

Adjusted Gross Margin from Homes Delivered

We calculate adjusted gross margin from homes delivered by subtracting the gross margin from land and home sites, if any, from Homebuilding gross margin to arrive at gross margin from homes delivered. Adjusted gross margin from homes delivered is calculated by adding back asset impairments, if any, and capitalized interest in cost of sales to gross margin from homes delivered. Management uses adjusted gross margin from homes delivered to evaluate operating performance in our Homebuilding segment and make strategic decisions regarding sales price, construction and development pace, product mix and other operating decisions. We believe that adjusted gross margin from homes delivered is (i) meaningful because it eliminates the impact that our indebtedness and asset impairments have on gross margin and (ii) relevant and useful to shareholders, investors and other interested parties for evaluating our comparative operating performance from period to period and among companies within the homebuilding industry as it is reflective of overall profitability during any given reporting period. However, this measure is considered a non-GAAP financial measure and should be considered in addition to, rather than as a substitute for, the comparable GAAP financial measures when evaluating our operating performance. Although other companies in the homebuilding industry report similar information, they may calculate this measure differently than we do and, therefore, it may not be comparable. We urge shareholders, investors and other interested parties to understand the methods used by other companies in the homebuilding industry to calculate gross margins and any adjustments to such amounts before comparing our measures to those of such other companies.

The table below reconciles adjusted gross margin from homes delivered to the most directly comparable GAAP financial measure, Homebuilding gross margin, for the periods presented herein.

	Three Months Ended March 31,
	2016	2015
	($ in thousands)
Homebuilding gross margin	$27,601	$18,499
Less: gross margin from land and home sites	—	—

Gross margin from homes delivered	27,601	18,499
Add: capitalized interest in cost of sales	2,847	1,624

Adjusted gross margin from homes delivered	$30,448	$20,123

Gross margin from homes delivered as a percent of revenues from homes delivered	25.1%	27.6%

Adjusted gross margin from homes delivered as a percent of revenues from homes delivered	27.7%	30.0%

EBITDA and Adjusted EBITDA

Adjusted EBITDA measures performance by adjusting net income (loss) attributable to common shareholders of WCI Communities, Inc. to exclude, if any, interest expense, capitalized interest in cost of sales, income taxes, depreciation (‘‘EBITDA’’), income (loss) from discontinued operations, other income, stock-based compensation expense, asset impairments and expenses related to early repayment of debt.

We believe that the presentation of Adjusted EBITDA provides useful information to shareholders, investors and other interested parties regarding our results of operations because it assists those parties and us when analyzing and benchmarking the performance and value of our business. We also believe that Adjusted EBITDA is useful as a measure of comparative operating performance from period to period and among companies in the homebuilding industry as it is reflective of changes in pricing decisions, cost controls and other factors that affect operating performance. Furthermore, Adjusted EBITDA eliminates the effects of our capital structure (such as interest expense), asset base (primarily depreciation), items outside of our control (primarily income taxes) and the volatility related to the timing and extent of non-operating activities (such as discontinued operations and asset impairments). Accordingly, we believe that this measure is useful for comparing general operating performance from period to period. Other companies in our industry may define Adjusted EBITDA differently and, as a result, our measure of Adjusted EBITDA may not be directly comparable. Although we use Adjusted EBITDA as a financial measure to assess the performance of our business, the use of Adjusted EBITDA is limited because it does not include certain material costs, such as interest and income taxes, necessary to operate our business. EBITDA and Adjusted EBITDA should be considered in addition to, and not as substitutes for, net income (loss) in accordance with GAAP as a measure of our performance. Our presentation of EBITDA and Adjusted EBITDA should not be construed as an indication that our future results will be unaffected by unusual or nonrecurring items.

Our EBITDA-based measures have limitations as analytical tools and, therefore, shareholders, investors and other interested parties should not consider them in isolation or as substitutes for analyses of our results as reported under GAAP. Some such limitations are:

•	they do not reflect the impact of earnings or charges resulting from matters that we consider not to be indicative of our ongoing operations;

•	they are not adjusted for all non-cash income or expense items that are reflected in our consolidated statements of cash flows;

•	they do not reflect the interest that is necessary to service our debt; and

•	other companies in our industry may calculate these measures differently than we do, thereby limiting their usefulness as comparative measures.

Because of these limitations, our EBITDA-based measures are not intended to be alternatives to net income (loss), indicators of our operating performance, alternatives to any other measure of performance under GAAP or alternatives to cash flow provided by (used in) operating activities as measures of liquidity. Shareholders, investors and other interested parties should therefore not place undue reliance on our EBITDA-based measures or ratios calculated using those measures.

The table below reconciles EBITDA and Adjusted EBITDA to the most directly comparable GAAP financial measure, net income attributable to common shareholders of WCI Communities, Inc., for the periods presented herein.

	Three Months Ended March 31,
	2016	2015
	($ in thousands)
Net income attributable to common shareholders of WCI Communities, Inc.	$6,662	$5,652
Interest expense	402	260
Capitalized interest in cost of sales (1)	2,847	1,624
Income taxes	3,957	916
Depreciation	617	709

EBITDA	14,485	9,161
Other income, net	(453)	(96)
Stock-based compensation expense (2)	1,198	967

Adjusted EBITDA	$15,230	$10,032

Adjusted EBITDA margin	11.0%	10.3%

(1)	Represents capitalized interest expensed in cost of sales on home deliveries and land and home site sales.
(2)	Represents the expense recorded in the Company’s unaudited consolidated statements of operations related to its stock-based compensation plans.

Net Debt to Net Capitalization

We believe that net debt to net capitalization provides useful information to shareholders, investors and other interested parties regarding our financial position and cash and debt management. It is also a relevant financial measure for understanding the leverage employed in our operations and as an indicator of our ability to obtain future financing. However, this measure is considered a non-GAAP financial measure and should be considered in addition to, rather than as a substitute for, the comparable GAAP financial measures when evaluating our leverage.

By deducting cash and cash equivalents from our outstanding debt, we provide a measure of our debt that considers our cash position. We believe that this approach provides useful information because the ratio of debt to capital does not consider our cash and cash equivalents and we believe that a debt ratio net of cash, such as net debt to net capitalization, provides supplemental information by which our financial position may be considered. Shareholders, investors and other interested parties may also find this information helpful when comparing our leverage to the leverage of other companies in our industry. Although other companies in the homebuilding industry report similar information, they may calculate this measure differently than we do and, therefore, it may not be comparable. We urge shareholders, investors and other interested parties to understand the methods used by other companies in the homebuilding industry to calculate leverage ratios such as net debt to net capitalization, including any adjustments to such amounts, before comparing our measures to those of such other companies.

The table below presents the computations of our net debt to net capitalization and reconciles such amounts to the most directly comparable GAAP financial measure, debt to capital.

	March 31,	December 31,
	2016	2015
	($ in thousands)
Total outstanding debt	$246,602	$246,473
Total equity	479,691	473,767

Total capital	$726,293	$720,240

Debt to capital (1)	34.0%	34.2%

Total outstanding debt	$246,602	$246,473
Unamortized debt premium	(992)	(1,031)
Unamortized debt issuance costs	4,390	4,558

Principal amount of total outstanding debt	250,000	250,000
Less: cash and cash equivalents	106,824	135,308

Net debt	143,176	114,692
Total equity	479,691	473,767

Net capitalization	$622,867	$588,459

Net debt to net capitalization (2)	23.0%	19.5%

(1)	Debt to capital is computed by dividing the carrying value of our total outstanding debt, as reported on our consolidated balance sheets, by total capital as calculated above.
(2)	Net debt to net capitalization is computed by dividing net debt by net capitalization.

Investor Relations Contact:

Scott Bowles – ir@wcicommunities.com – (239) 498-8481